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                                                                   EXHIBIT 10.22





                          HOMECOM COMMUNICATIONS, INC.
                             Building 14, Suite 100
                               3535 Piedmont Road
                                Atlanta, GA 30305




                                                              September 23, 1997


To The Purchasers of
HomeCom Communications, Inc.
5% Convertible Debentures

Dear Sirs:

Please be advised that the 5% Convertible Debenture Purchase Agreement and the Registration Rights Agreement, dated as of September 19, 1997, have been amended, as follows:

5% Convertible Debenture Purchase Agreement:

                  3.1 Organization; Qualification. The Company is a corporation duly organized and validly existing under the laws of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company, and except that the Company is not qualified in New York and Virginia. The Company will, in the event it is required to do so, qualify to transact business in New York and Virginia.

                  Section 9. Notice of Conversion. Conversion of the Debenture to Common Stock may be exercised in whole or in part by Purchasers telecopying an executed and completed Notice of Conversion (in the form annexed hereto as Exhibit D) to the Company and delivering the original Notice of Conversion and the certificate representing the Debenture to the Company by express courier within three (3) business days of exercise. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will transmit the certificates representing the Common Stock issuable upon conversion of all or any part of the Debenture (together with the certificates representing portions of the Debenture not so converted) to the Purchaser via express courier within five (5) business days after the Company has received the original Notice of Conversion and Debenture certificate being so converted. In addition to any other remedies which may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within such five
(5) business day period, the




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Purchaser will be entitled to revoke the relevant Notice of Conversion by delivering by telecopier with an original by overnight courier a notice to such effect to the Company whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to the delivery of the Notice of Conversion. Liquidated damages, under Section 3 below, shall continue to run from the sixth business day from the original Conversion Date up until the time that the Notice of Conversion is revoked or the Common Stock has been delivered at which time liquidation damages shall cease to accrue. Upon receipt of such Notice the Company shall return by overnight courier the original certificate representing the Debenture. The Notice of Conversion and certificate representing the portion of the Debenture converted shall be delivered as follows:

Registration Rights Agreement:

         Section 3 (i) is inserted as follows:

                  (i) If the Registration Statement covering the Registrable Securities is not filed in proper form with the Securities and Exchange Commission within thirty (30) days after the Closing Date, the Company will make payment to the Holder, as liquidated damages and not as a penalty, in the amount of one-half (.5%) percent of the outstanding principal amount of debentures for each month thereafter on a pro rata basis daily up until the 90th day after the Closing Date.

All Agreements:

"Closing Date" shall be deemed to be the date that the wire transfer from the Escrow Agent of the entire net proceeds payable to the Company is actually credited to the Company's account.

                                   Very truly yours,

                                   HOMECOM COMMUNICATIONS, INC.



                                   By  /s/ Harvey Sax
                                       ----------------------------
                                       Officer

AGREED TO:

Purchasers:


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